SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 11, 1997


                              THE HE-RO GROUP, LTD.

             (Exact name of registrant as specified in its charter)

              Delaware                      1-10860           13-3615898
              --------                      -------           ----------
    (State or other jurisdiction          Commission       (I.R.S. Employer
  of incorporation or organization)       file number     Identification No.)

     550 Seventh Avenue New York, NY                            10018
     -------------------------------                            -----
 (Address of principal executive offices)                    (Zip Code)


                                 (212) 840-6047
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

                     THE HE-RO GROUP, LTD. AND SUBSIDIARIES

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On March 11, 1997, Della Rounick ("Mrs. Rounick"), the Co-Chairman of the Board of Directors of The He-Ro Group, Ltd. (the "Registrant") and sole executrix of the Estate of Herbert Rounick (the "Estate") executed an irrevocable proxy authorizing Messrs. Ronald LaBow ("Mr. LaBow") and Stewart E. Tabin, the President and Vice President, respectively, of Stonehill Investment Corp. ("Stonehill") to vote the 4,430,748 shares of common stock of the Registrant, par value $.01 per share (the "Common Stock") currently owned by Mrs. Rounick and the Estate (which shares represent 66% of the Common Stock currently outstanding) in favor of the transactions contemplated by that certain Stock Purchase Agreement dated as of March 11, 1997 (the "Agreement") by and among the Registrant, Mrs. Rounick, Oleg Cassini ("Mr. Cassini"), Stonehill and Oleg Cassini, Inc. (" OCI"). Under the terms of the Agreement, among other things, the Registrant has agreed to issue and sell to (i) Stonehill 6,869,332 shares of Common Stock, (which shares when issued will represent approximately 20% of the then issued and outstanding shares of Common Stock) for a purchase price of $4,000,000 payable in cash at the Closing (as defined in the Agreement) and (ii) to Cassini 20,000,000 shares of its Common Stock (which shares when issued will represent approximately 60% of the then issued and outstanding shares of Common Stock) for (a) $3,000,000, of which $1,000,000 is payable in cash at the Closing and the balance is payable by the delivery on the Closing of two non-interest bearing promissory notes of Mr. Cassini payable to the Registrant each in the principal amount of $1,000,000, one of which will be due on the first anniversary of the Closing and the second of which will be due on the second anniversary of the Closing and both of which will be secured by the shares of Common Stock to be issued to Mr. Cassini, and (b) the execution and delivery by OCI of a certain Management License Agreement pursuant to which on and after the Closing, the Registrant will manage the day to day operations and supervise five of OCI's existing license agreements and any future license agreements relating to women's apparel in exchange for half of the royalties collected under such license agreements. Under the terms of the Agreement, Stonehill and Mr. Cassini will have the right to require the Company to register their shares of Common Stock under certain circumstances. In addition, pursuant to the Agreement, the Estate has agreed to sell to Stonehill all but $1,000,000 of the approximately $6,000,000 of subordinated debt owing from the Registrant to the Estate. Upon the Closing of the transactions described in the Agreement, the 4,430,748 shares of Common Stock owned by Mrs. Rounick and the Estate will represent 13% of the Common Stock to be outstanding on the Closing Date after the issuance of shares to Stonehill and Mr. Cassini.

     The Agreement also provides that on the Closing Date, (i) the members of the Registrant's existing Board of Directors will have resigned, (ii) the Registrant's Board of Directors will be expanded from three to seven members consisting of Mr. Cassini, Mr. LaBow, the President and principal stockholder of Stonehill, the Registrant's Chief Executive Officer, a designee of Mrs. Rounick and the balance to be designated by Mr. Cassini and/or Mr. LaBow, (iii) Mr. Cassini will be named Chairman of the Board; and (iv) the Registrant will be renamed Oleg Cassini Group International, Ltd. In addition, based upon the information contained in the Schedule 13D dated March 21, 1997 filed by Messrs. LaBow and Steward E. Tabin, the Registrant understands that Mr. Cassini will also provide a three-year voting trust to Mr. LaBow at the Closing.

     The Closing is subject to, among other things, approval by the Registrant's stockholders of (i) an amendment to the Registrant's Certificate of Incorporation to change the name of the Registrant and to increase the number of shares of Common Stock which the Registrant is authorized to issue and (ii) the issuance of the above referenced shares of Common Stock to Stonehill and Mr. Cassini. The transactions contemplated by the Agreement are also subject to other third party and regulatory approvals and certain other closing conditions. Accordingly, there can be no assurance that the Registrant will consummate the transactions contemplated by the Agreement.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (c)      Exhibits.

            9.       Irrevocable Proxy dated March 11, 1997 of Della Rounick.

            20.      Press release of Registrant dated March 12, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, The He-Ro Group, Ltd. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereto duly authorized.


Date:  March 26, 1997       THE HE-RO GROUP, LTD.
                            (Registrant)


                            By:     /s/ Sam D. Kaplan
                                    -----------------
                            Name:   Sam D. Kaplan
                            Title:  Chief Financial Officer and Secretary
                                    (Principal Financial and Accounting Officer)

                                    EXHIBIT 9


                                IRREVOCABLE PROXY

     Della Rounick ("DR") individually and as sole executrix of the Estate of Herbert Rounick (the "Estate") have entered into a certain agreement dated as of March 11, 1997 (the "Agreement") by and between Stonehill Investment Corp., a New York corporation ("Stonehill"), Oleg Cassini Inc. ("Cassini") (Stonehill and Cassini are sometimes heretofore collectively referred to as the "Purchasers"), Oleg Cassini, Inc. ("O.C.I.") and The He-Ro Group, Ltd. (the "Company").

     WHEREAS as an inducement for the Purchasers to enter into the Agreement, DR individually and as sole executrix of the Estate of Herbert Rounick, as the beneficial and record owners of 4,430,748 shares of common stock of the Company (the "Shares") has agreed to vote all of the Shares in favor of the transactions and other matters requiring stockholder vote of the Company as contemplated by the Agreement and has agreed to execute this Proxy for the benefit of the Purchasers and as an inducement for them to enter into the Agreement. It is intended that this Proxy shall be binding upon DR, the Estate and their respective heirs, successors and assigns.

     Accordingly, KNOW ALL MEN BY THESE PRESENCE that DELLA ROUNICK and THE ESTATE OF HERBERT ROUNICK jointly and severally hereby appoint Ronald LaBow and Stewart E. Tabin, individually as their proxies, with full power of substitution and grants to each of Ronald LaBow and Stewart E. Tabin complete control over all rights to vote or consent (including rights to be present or absent for quorum purposes) with respect to any and all shares of common stock of the Company which Della Rounick and the Estate of Herbert Rounick may own or hold during the term of this Proxy, with respect to all matters which may come before meetings of the stockholders of the Company (or actions by written consent in lieu of meetings with respect to the transactions contemplated by the Agreement which require stockholder vote including, but not limited to, an increase in the capitalization of the Company, the amendment of the certificate of incorporation of the Company changing the name of the Company and the election of directors of the Company. This Proxy shall expire on the earlier of (i) the closing of the transactions contemplated by the Agreement, (ii) May 31 , 1997 or (iii) the earlier termination of the Agreement. Della Rounick and the Estate of Herbert Rounick hereby affirm that this Proxy is given for the purpose of and should be construed so as to effectuate the purposes set forth above, and that this Proxy is coupled with an interest and is irrevocable during the term hereof.

     IN WITNESS WHEREOF, Della Rounick and the Estate of Herbert Rounick, individually and executor of the Estate of Herbert Rounick have executed this Proxy this 11 day of March, 1997.



                                    By: /s/ Della Rounick
                                        -----------------
                                        Della Rounick


                                    ESTATE OF HERBERT ROUNICK


                                    By: /s/ Della Vasiliki Pasvantidou Rounick
                                        --------------------------------------
                                        Della Rounick, Executrix

                                   Exhibit 20


FOR IMMEDIATE RELEASE


                                                          Contact:  Mitch Simbal
                                                                    201-601-1800

NEW YORK, NY, March 12, 1997 -- The He-Ro Group, Ltd. (NYSE:HRG) announced today that the Company has signed a purchase agreement with Oleg Cassini, Oleg
Cassini, Inc. ("OCI") and Stonehill Investment Corporation ("Stonehill"), pursuant to which Mr. Cassini and Stonehill will invest $7,000,000 in cash in the Company and OCI will contribute certain licensing income to the Company in connection with a license management agreement, for which they will receive 80% of the Company's common stock.

The Company will use the proceeds of this investment for a reduction and restructuring of debt, additional working capital and strategic growth. The Company will be renamed Oleg Cassini Group International, Ltd. Oleg Cassini will be named Chairman of the Board.

The Company will continue to develop its core business, Black Tie by Oleg Cassini, Niteline and its retail outlet stores. In addition, Mr. Cassini will direct and oversee all future growth and development plans including the potential expansion into global markets, the creation of additional fashion divisions under the Oleg Cassini label, the development of full-line retail boutiques and strategic acquisitions.

The transaction is subject to certain third party and regulatory approvals and certain other closing conditions. Consequently, there can be no assurance that the Company will consummate this transaction.

William J. Carone, Co-Chairman of the Board of the Company, commenting on the pending transaction, stated, "Oleg Cassini will bring to the Company image, prestige and design acumen, which will aid the Company in its continuing efforts to return to profitability."

The He-Ro Group, Ltd. produces and markets a line of ladies evening and special occasion wear under its proprietary labels, including NITELINE by Della Roufogali, and under the licensed designer label, BLACK TIE by Oleg Cassini.